EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated February 11, 2013, with respect to the statement of condition including the related portfolio of Investment Grade Income Trust, 20+ Year Series 43 (included in Invesco Unit Trusts, Taxable Income Series 435) as of February 11, 2013, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-183836) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
February 11, 2013